Exhibit 30(h)(3)(iii)

AMENDMENT TO PARTICIPATION AGREEMENT

Minnesota Life Insurance Company, Variable Insurance Products Fund, Variable Insurance Products Fund II And Variable Insurance Products Fund III Variable Insurance Products Fund IV, and Variable Insurance Products Fund V and Fidelity Distributors Company LLC hereby amend the Participation Agreement (“Agreement”) March 15, 2007, as amended, by doing the following:

1.	Schedule A. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A:

2.	Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective as of May 1, 2023.

MINNESOTA LIFE INSURANCE COMPANY

By:
Name:	Kristin Ferguson
Title:	VP, CFO & Actuary-Individual Solutions

VARIABLE INSURANCE PRODUCTS FUND VARIABLE INSURANCE PRODUCTS FUND II VARIABLE INSURANCE PRODUCTS FUND III VARIABLE INSURANCE PRODUCTS FUND IV VARIABLE INSURANCE PRODUCTS FUND V

By:
Name:	Colm Hogan
Title:	Authorized Signatory

FIDELITY DISTRIBUTORS COMPANY LLC

By:
Name:	Robert Bachman
Title:	EVP

SCHEDULE A

SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

REGISTERED SEPARATE ACCOUNTS

Name of Separate Account and

Date Established by Board of Directors

Variable Annuity Account

September 10, 1984

Name of Contract Funded by

Separate Account and Form Number

MHC-92-9283

MHC-92-9284

MHC-94-9307

MHC-87-9154 Rev. 3-91

MHC-95-9326

99-70016, 99-70017

02-70067

02-70073

02-70074

02-70075

03-70083

03-70084

03-70085

03-70086

03-70090

06-70139

06-70147

Name of Separate Account and

Date Established by Board of Directors

Minnesota Life Variable Life Account

October 21, 1985

Name of Contract Funded by

Separate Account and Form Number

MHC-98-670

MHC-98-690

99-680

03-640

04-690

Name of Separate Account and

Date Established by Board of Directors

Minnesota Life Variable Universal Life Account

August 8, 1994

Name of Contract Funded by

Separate Account and Form Number

MHC-94-18660 Rev. 5-2001

MHC-96-18710T Rev. 5-2001

02-30436T

Name of Separate Account and

Date Established by Board of Directors

Minnesota Life Individual Variable Universal Life Account

June 11, 2007

Name of Contract Funded by

Separate Account and Form Number

07-660

ICC12-665

ICC15-20001

ICC22-20258

UNREGISTERED SEPARATE ACCOUNTS

Unregistered Separate Account Contracts—Various Dates of Inception

Group Annuity Contract forms to which this Agreement applies:

Group One—Minnesota Life Contracts:

Group Annuity Contract, Form 04-70126

Group Annuity Contract, Form 04-70128

Group Annuity Contract IAC I, Form 87-9173

Group Annuity Contract IAC I, Form 92-9274

Group Annuity Contract AIAC I, Form 90-9246

Group Annuity Contract IAC II, Form 89-9224

Group Annuity Contract AIAC II, Form 90-9247

Group Annuity Contract IAC I, Form 87-9166

Group Annuity Contract, Form MHC-95-9317

Group Annuity Contract, Form MHC-97-9388

Group Two—Contracts previously issued by Minnesota Life prior to the date of this contract:

Group Annuity Contract IAC I, Form F. 23412

Group Annuity Contract IAC I, Form F. 24415

Group Annuity Contract AIAC I, Form F .25150

Group Annuity Contract IAC I, Form F. 23411

Group Annuity Contract AIAC I, Form F. 25412

Group Annuity Contract PAC II, Form 89-9225

Group Annuity Contract RGC, Form 89-9084

Group Annuity Contract DA, Form 18084

Group Annuity Contract DA, Form 24595

Group Annuity Contract IPG, Form F. 21811

Group Annuity Contract IPG, Form F. 17283

Group Annuity Contract GAC, Form F. 18088

Group Annuity Contract GAC, Form F. 21713

Group Annuity Contract GAC, Form F. 24386

Group Annuity Contract, Form F. 24596

Group Annuity Contract, Form F. 24597

Group Annuity Contract, Form F. 18088-1

Group Annuity Contract, Form 89-9216 (UofM)

Group Three—Fort Dearborn Life Insurance Company Contracts reinsured by Minnesota Life pursuant to Assumption Reinsurance Transaction effective October 1, 1999:

Group Annuity Contract, Form 8-39-1091

Group Annuity Contract, Form 8-200-694

Group Annuity Contract, Form 8-39-1188

Group Four—First Allmerica Financial Life Insurance Company Contracts reinsured by Minnesota Life pursuant to Assumption Reinsurance Transaction effective July 1, 2001:

Group Annuity Contract, Form GA-AID-1.00-81

Group Annuity Contract, Form GA-PDC-1.00-90

Group Annuity Contract, Form GA-PDC-2.00-96

Group Annuity Contract, Form GA-PDC-3.00-96

Group Annuity Contract, Form GA-PDC-4.00-96

Group Annuity Contract, Form GA-PDC-5.00-96

Group Five—Pan-American Life Insurance Company Contracts reinsured by Minnesota Life pursuant to Assumption Reinsurance Transaction effective November 17, 2003:

Group Annuity Contract, Form A-2358

Group Annuity Contract, Form A-1634

Group Annuity Contract, Form A-1635

Group Annuity Contract, DC-79 Form A-885

Group Annuity Contract, DB-79 Form A-894

Certificate Of Completion
Envelope Id: B0E866EB031E40F0B4811FD0EA163198		Status: Completed
Subject: Minnesota Life -Amendment to PA.pdf
Source Envelope:
Document Pages: 5	Signatures: 2	Envelope Originator:
Certificate Pages: 2	Initials: 0	Jennifer Santos
AutoNav: Enabled		100 Salem St.
EnvelopeId Stamping: Enabled		Smithfield, RI 02917
Time Zone: (UTC-05:00) Eastern Time (US & Canada)		jennifer.santos@fmr.com
IP Address: 192.223.242.30
Record Tracking
Status: Original	Holder: Jennifer Santos	Location: DocuSign
2/7/2023 8:50:12 AM	jennifer.santos@fmr.com
Signer Events	Signature	Timestamp
Colm Hogan colm.hogan@fmr.com Assistant Treasurer		Sent: 2/7/2023 8:55:05 AM Viewed: 2/7/2023 9:05:19 AM Signed: 2/7/2023 9:05:26 AM
Security Level: Email, Account Authentication
(None)	Signature Adoption: Pre-selected Style
Using IP Address: 192.223.136.5
Electronic Record and Signature Disclosure: Not Offered via DocuSign
Robert Bachman		Sent: 2/7/2023 9:05:27 AM
bob.bachman@fmr.com		Resent: 2/14/2023 12:29:41 PM
EVP		Viewed: 2/14/2023 12:31:40 PM
Fidelity Distributors Company LLC		Signed: 2/14/2023 12:32:16 PM
Security Level: Email, Account Authentication	Signature Adoption: Pre-selected Style
(None)	Using IP Address: 192.223.241.27

Electronic Record and Signature Disclosure:
Not Offered via DocuSign

In Person Signer Events	Signature	Timestamp

Editor Delivery Events	Status	Timestamp

Agent Delivery Events	Status	Timestamp

Intermediary Delivery Events	Status	Timestamp

Certified Delivery Events	Status	Timestamp

Carbon Copy Events	Status	Timestamp

Witness Events	Signature	Timestamp

Notary Events	Signature	Timestamp

Envelope Summary Events	Status	Timestamps
Envelope Sent	Hashed/Encrypted	2/7/2023 8:55:05 AM
Certified Delivered	Security Checked	2/14/2023 12:31:40 PM
Signing Complete	Security Checked	2/14/2023 12:32:16 PM

Envelope Summary Events	Status	Timestamps

Completed	Security Checked	2/14/2023 12:32:16 PM

Payment Events	Status	Timestamps